                                                                    EXHIBIT 21.0



                              LIST OF SUBSIDIARIES
                              (Direct and Indirect)


Direct
1.    FirstBank Puerto Rico
2.    FirstBank Insurance Agency Inc.

Indirect
1.    First Leasing and Rental Corporation
2.    First Federal Finance Corp. D/B/A Money Express "La Financiera"